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                                                                 EXHIBIT 4.3

                   FIRST NATIONAL BANKSHARES OF FLORIDA, INC.

                              2003 INCENTIVE PLAN


         The purposes of the 2003 Incentive Plan are to encourage Eligible Individuals to increase their efforts to make First National Bankshares of Florida, Inc. and each of its Subsidiaries more successful, to provide an additional inducement for such Eligible Individuals to continue to provide services to the Corporation or a Subsidiary as an employee, consultant, non-employee director, or independent contractor, to reward such Eligible Individuals by providing an opportunity to acquire incentive awards on favorable terms and to provide a means through which the Corporation may attract able persons to enter the employment of or engagement with the Corporation or one of its Subsidiaries. Such incentive awards may, in the discretion of the Board or Committee, consist of Stock (subject to such restrictions as the Board or Committee may determine or as provided herein), Performance Units, Stock Appreciation Rights, Limited Stock Appreciation Rights, Incentive Stock Options, Non-Qualified Stock Options, Phantom Stock, or any combination of the foregoing, all as the Board or Committee, in each case, may determine.

                                   ARTICLE 1
                                  DEFINITIONS

         "Award" means an Incentive Stock Option, a Non-Qualified Stock Option, Restricted Stock Award, Stock Appreciation Rights, Limited Stock Appreciation Rights, Performance Units, or Phantom Stock granted hereunder.

         "Award Agreement" means an agreement entered into between the Corporation and the applicable Participant, setting forth the terms and provisions applicable to the Award then being granted under this Plan, as further described in Section 2.5 of the Plan.

         "Board" means the Board of Directors of the Corporation.

         "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

         "Committee" means the Compensation Committee, if any, appointed by the Board. If no Committee is appointed by the Board, the Board shall function in place of the Committee.

         "Corporation" means First National Bankshares of Florida, Inc..

         "Disabled Participant" means a Participant becoming disabled within the meaning of Section 422(c)(6) of the Code.

         "Eligible Employee" means any employee of the Corporation or one of its Subsidiaries.

         "Eligible Individual" means any Eligible Employee and any consultant, non-employee director, or independent contractor of the Corporation or one of its Subsidiaries.

         "Fair Market Value" shall mean, as applicable, (i) the closing sales price of the Corporation's Stock on the date in question on the New York Stock Exchange; (ii) if the Corporation's Stock is not


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traded on the New York Stock Exchange but is registered on another national securities exchange, the closing sales price of the Corporation's Stock on such national securities exchange; (iii) if the Corporation's shares of Common Stock are not traded on a national securities exchange or through any other nationally recognized quotation service, the fair market value of the Corporation's Stock as determined by the Board or the Committee, acting in good faith, under any method consistent with the Code, or Treasury Regulations thereunder, as the Board or the Committee shall in its discretion select and apply at the time of the grant of the Award concerned; or (iv) for purposes of
Section 3.4 hereof with respect to Limited Stock Appreciation Rights, the applicable value determined in accordance with Paragraph (C) of such Section
3.4. Subject to the foregoing, the Board or the Committee, in fixing the Fair Market Value, shall have full authority and discretion and be fully protected in doing so.

         "Incentive Stock Option" means an option that is intended to qualify as an "Incentive Stock Option" within the meaning of section 422 of the Code. Any Option which does not qualify under section 422 of the Code shall be treated as a Non-Qualified Stock Option.

         "Limited Stock Appreciation Right" means a Stock Appreciation Right granted under Section 3.4.

         "Non-Qualified Stock Option" means an option that is not an Incentive Stock Option.

         "Option" means an option to purchase Stock, including Restricted Stock, if the Committee so determines, subject to the applicable provisions of
Article 3, awarded in accordance with the terms of the Plan and which may be an Incentive Stock Option or a Non-Qualified Stock Option.

         "Participant" means an Eligible Individual who has been selected by the Committee to participate in the Plan in accordance with Section 2.2 of the Plan.

         "Performance Unit" means a performance unit subject to the requirements of Article 4 and awarded in accordance with the terms of the Plan.

         "Phantom Stock" means a deferred compensation award subject to the requirements of Article 6.

         "Plan" means the First National Bankshares of Florida, Inc. 2003 Incentive Plan, as the same may be amended, administered or interpreted from time to time.

         "Restricted Stock" means Stock delivered under the Plan subject to the requirements of Article 5 and such other restrictions as the Committee deems appropriate or desirable.

         "Stock" means the common stock of the Corporation.

         "Stock Appreciation Right" means a right granted under Article 3 in conjunction with the grant of an Option that entitles the holder to receive a cash payment or an award of Stock, at the discretion of the Committee, in an amount equal to the excess of the Fair Market Value of one share of Stock on such date of exercise over the Option Price per share multiplied by the number of shares covered by the right.

         "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Corporation, if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in the chain.


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         "Termination" means the termination of employment with the Corporation or any of its Subsidiaries or the cessation of the provision of services to the Corporation or any of its Subsidiaries by a non-employee director, consultant or independent contractor.

                                   ARTICLE 2
                               GENERAL PROVISIONS

         Section 2.1 Administration. The Plan shall be administered by the Committee. The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operation of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. Without limiting the foregoing, the Committee shall have the authority and complete discretion to:

                  (i) Prescribe, amend and rescind rules and regulations relating to the Plan;

                  (ii) Select Eligible Individuals to receive Awards under the Plan as provided in Section 2.2 of the Plan;

                  (iii)    Determine the form and terms of Awards;

                  (iv) Determine the number of shares or other consideration subject to Awards under the Plan as provided in Articles 3, 4, 5 and 6 of the Plan;

                  (v) Determine whether Awards will be granted singly, in combination or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or grants or awards under any other incentive or compensation plan of the Corporation;

                  (vi) Construe and interpret the Plan, any Award Agreement in connection with an Award and any other agreement or document executed pursuant to the Plan;

                  (vii) Correct any defect or omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

                  (viii) Determine whether a Participant is a Disabled Participant;

                  (ix) Accelerate or, with the consent of the Participant, defer the vesting of any Award and/or the exercise date of any Award;

                  (x) Determine whether a Participant's Termination from the Corporation or its Subsidiaries is voluntary and with the written consent of the Corporation or its Subsidiaries;

                  (xi) Authorize any person to execute on behalf of the Corporation any instrument required to effectuate the grant of an Award;

                  (xii) With the consent of the Participant reprice, cancel and reissue, or otherwise adjust the terms of an Award previously granted to the Participant;


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                  (xiii)   Determine when a Participant's period of employment
         is deemed to be continued during an approved leave of absence, or whether a Participant has engaged in the operation or management of a business that is in competition with the Corporation or any of its Subsidiaries;

                  (xiv) Determine, upon review of relevant information, the Fair Market Value of the Stock; and

                  (xv) Make all other determinations deemed necessary or advisable for the administration of the Plan.

         The Committee may delegate to officers of the Corporation or any Subsidiary the authority to perform administrative functions under the Plan subject to any legal requirements that the Committee as a whole take action with respect to such function.

         The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

        Section 2.2 Eligibility. Those Eligible Individuals who share the responsibility for the management, growth or protection of the business of the Corporation or any Subsidiary or who, in the opinion of the Committee, provide services yielding significant benefits to the Corporation or any Subsidiary shall be eligible to receive Awards as described herein.

         Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to grant Awards as described herein and to determine the Eligible Individuals to whom Awards shall be granted. In determining the eligibility of any Eligible Individual, as well as in determining the Award, the Committee shall consider the position and the responsibilities of the Eligible Individual being considered, the nature and value to the Corporation or a Subsidiary of his or her services, his or her present and/or potential contribution to the success of the Corporation or a Subsidiary and such other factors as the Committee may deem relevant.

        Section 2.3 Shares Available under the Plan. Subject to adjustment as set forth in Section 2.6, the maximum number of shares of Stock that may be issued or delivered and as to which Awards, other than Limited Stock Appreciation Rights or Performance Units, may be granted under the Plan shall be the sum of (i) 500,000 plus (ii) the number of shares subject to options or restricted stock grants that are issued by the Corporation pursuant to the Employee Benefits Agreement (the "Employee Benefits Agreement") to be entered into between F.N.B. Corporation and the Corporation in connection with the distribution by F.N.B. Corporation of all of the outstanding shares of Stock of the Corporation, plus (iii) beginning in 2005 and continuing each year thereafter, an additional number of shares equal to three percent (3%) of the total issued and outstanding shares of Stock as of the first day of such calendar year. The maximum number of shares available under the Plan may also be increased for any particular calendar year, at the discretion of the Committee, by up to one and one-half percent (1-1/2%) of the number of shares of Stock outstanding as of the first day of such calendar year, provided that the number of shares by which the aggregate share limitation would otherwise be increased in the next calendar year shall be decreased by the same number of shares as the applicable limit for the current calendar year is increased pursuant to this sentence. Notwithstanding anything to the contrary in this
Section 2.3, the maximum number of shares of Stock that may be cumulatively available for Awards of Incentive Stock


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Options under the Plan shall be the sum of 3,000,000 and the number of shares subject to options issued by the Corporation pursuant to the Employee Benefits Agreement. Subject to adjustment as set forth in Section 2.6, the maximum number of shares of Stock with respect to which Awards may be granted in any calendar year to any Participant under the Plan shall be 100,000 shares.

         If any Award, other than Limited Stock Appreciation Rights or Performance Units, granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, or, if and to the extent that an award of Phantom Stock is paid in cash rather than the issuance of shares of Stock, the number of shares subject to such Award (or in the case of Phantom Stock the number of shares of Stock for which payment was made in cash) shall again be available for purposes of the Plan, except that, to the extent that Stock Appreciation Rights granted in conjunction with an Option under the Plan are exercised and the related Option surrendered, the number of shares available for purposes of the Plan shall be reduced by the number of shares, if any, of Stock issued or delivered upon exercise of such Stock Appreciation Rights.

         The shares that may be issued or delivered under the Plan may be either authorized but unissued shares or repurchased shares or partly each.

         Section 2.4 Corporation's Obligation to Deliver Stock. The obligation of the Corporation to issue or deliver shares of Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation; (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange on which such shares may then be listed; and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

         Section 2.5 Award Agreement. Each Award granted under the Plan shall be evidenced by a written Award Agreement, in a form approved by the Committee. Such Award Agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Award granted and such other terms and conditions as the Committee may specify and shall be executed by the Chief Executive Officer, the President (if other than the Chief Executive Officer) or any Vice President on behalf of the Corporation and by the Participant to whom such Award is granted. With the consent of the Participant to whom such Award is granted, the Board may at any time and from time to time amend an outstanding Award Agreement in a manner consistent with the Plan. Without consent of the Participant, the Board of Directors may at any time and from time to time modify or amend Award
Agreements with respect to Options intended as of the date of grant to be Incentive Stock Options in such respects as it deems necessary in order that Incentive Stock Options granted under the Plan shall comply with the appropriate provisions of the Code and regulations thereunder which are in effect from time to time with respect to Incentive Stock Options.

         Section 2.6 Adjustment and Substitution of Shares. If a dividend or other distribution shall be declared upon the Stock payable in shares of Stock, the number of shares of Stock then subject to any outstanding Option or by reference to which the amount of any other Award is determined and the number of shares which may be issued or delivered under the Plan shall be adjusted by adding thereto the number of shares which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or distribution.

         If the outstanding shares of Stock shall be changed into or exchangeable for a different number or kind of shares of Stock or other securities of the Corporation or another corporation, whether through


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reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Stock subject to any then outstanding Award and for each share of Stock, which may be issued or delivered under the Plan but is not then subject to an outstanding Award, the number and kind of shares of Stock or other securities into which each outstanding share of Stock shall be so changed or for which each such share shall be exchangeable.

         In the case of any adjustment or substitution as provided for in this
Section 2.6, the aggregate Option Price for all shares subject to each then outstanding Option prior to such adjustment or substitution shall be the aggregate option price for all shares of Stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

         No adjustment or substitution provided for in this Section 2.6 shall require the Corporation to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities that result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

         If any such adjustment or substitution provided for in this Section
2.6 requires the approval of stockholders in order to enable the Corporation to grant Incentive Stock Options, then no such adjustment or substitution shall be made without prior stockholder approval. Notwithstanding the foregoing, in the case of Incentive Stock Options, if the effect of any such adjustment or substitution would be to cause the Option to fail to continue to qualify as an Incentive Stock Option or to cause a modification, extension or renewal of such Option within the meaning of Section 424 of the Code, the Committee may elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding Option as the Committee in its sole discretion shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such Incentive Stock Option.

                                   ARTICLE 3
                     OPTIONS AND STOCK APPRECIATION RIGHTS

        Section 3.1 Grant of Stock Options, Stock Appreciation Rights, and Limited Stock Appreciation Rights. The Committee shall have authority, in its discretion, to grant Incentive Stock Options, Non-Qualified Stock Options or to grant both types of Options (but not in tandem). Notwithstanding the above, Incentive Stock Options may only be granted to employees. The Committee also shall have the authority, in its discretion, to grant Stock Appreciation Rights in conjunction with Incentive Stock Options or Non-Qualified Stock Options with the effect provided in Section 3.2(D). Stock Appreciation Rights granted in conjunction with an Incentive Stock Option may only be granted at the time such Incentive Stock Option is granted. Stock Appreciation Rights granted in conjunction with a Non-Qualified Stock Option may be granted either at the time such Non-Qualified Stock Option is granted or at any time thereafter during the term of such Non-Qualified Stock Option. The Committee shall also have the authority, in its discretion, to grant Limited Stock Appreciation Rights in accordance with the provisions of, and subject to the terms and conditions set forth in, Section 3.4.

         No Participant shall be granted an Option or Options under the Plan (disregarding canceled, terminated or expired stock options) for an aggregate number of shares in excess of ten percent (10%) of the total number of shares that may be issued or delivered under the Plan.


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        Section 3.2     Terms and Conditions of Stock Options and Stock
Appreciation Rights. Options and Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions:

                  (1) The purchase price at which each Option may be exercised (the "Option Price") shall be such price as the Committee, in its discretion, shall determine except that, in the case of an Incentive Stock Option, the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value per share of Stock covered by the Option on the date of grant (or in the case of an Incentive Stock Option granted to an Eligible Employee who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Subsidiary (a "Ten Percent Employee"), shall not be less than 110% of such Fair Market Value on the date of grant). For purposes of this Section 3.2(A), a Participant (i) shall be considered as owning not only shares of the Stock owned individually, but also all shares that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual and (ii) shall be considered as owning proportionately any shares of Stock owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual shall be a stockholder, partner or beneficiary.

                  (2) The Option Price shall be payable in full in any one or more of the following ways, as shall be determined by the Committee to be applicable to any such Award:

                           (i)      in cash; or

                           (ii) in shares of Stock (which are owned by the participant free and clear of all liens and other encumbrances and which are not subject to the restrictions set forth in Article 5) having an aggregate Fair Market Value on the date of exercise of the Option equal to the Option Price for the shares being purchased; or

                           (iii) by requesting that the Corporation withhold such number of shares of Stock then issuable upon exercise of the Option as shall have an aggregate Fair Market Value equal to the Option Price for the shares being acquired upon exercise of the Option; or

                           (iv) by waiver of compensation due or accrued to the Participant for services rendered; or

                           (v) provided that a public market for the Corporation's stock exists:

                                    (a)      Through a "same day sale"
                  commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay the purchase price (or a larger number of the shares so purchased), and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the purchase price directly to the Corporation (and any excess to the Participant); or


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                                    (b)      Through a "margin" commitment from
                  the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the purchase price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the purchase price directly to the Corporation; or

                           (vi)     by promissory note executed by the
                  Participant, evidencing his or her obligation to make future cash payment thereof, secured by an applicable number of shares of Stock or such other security as may be determined by the Committee; provided, however, that in no event may the Committee accept a promissory note for an amount in excess of the difference between the aggregate Option Price and the par value of the shares; or

                           (vii)    by any combination of the foregoing.

                  If the Option Price is paid in whole or in part in shares of Stock, any portion of the Option Price representing a fraction of a share shall be paid in cash. The date of exercise of an Option shall be determined under procedures established by the Committee, and the Option Price shall be payable at such time or times as the Committee, in its discretion, shall determine. No shares shall be issued or delivered upon exercise of an Option until full payment of the Option Price has been made, provided that, for this purpose, tender of a promissory note shall constitute full payment of the principal amount of such promissory note. When full payment of the Option Price has been made and subject to the restrictions set forth in Article 5, the Participant shall be considered for all purposes to be the owner of the shares with respect to which payment has been made. Payment of the Option Price with shares shall not increase the number of shares of Stock which may be issued or delivered under the Plan as provided in
         Section 2.3.

                  (3) An Option may be exercised (i) at such time as the Option vests; or (ii) if and to the extent set forth in the applicable Award Agreement, prior to the date on which the Option vests provided that such Stock obtained shall be subject to the same requirements that are applicable to grants of Restricted Stock set forth in Article
         5. No Incentive Stock Option shall be exercisable after the expiration of ten years (five years in the case of a Ten Percent Employee) from the date of grant. No Non-Qualified Stock Option shall be exercisable after the expiration of ten years and six months from the date of grant. Subject to this Section 3.2(C), 3.3(F), and 2.5, Options may be exercised at such times, in such amounts and subject to such restrictions as shall be determined by the Committee, in its discretion.

                  (4) Stock Appreciation Rights shall be exercisable to the extent that the related Option is exercisable and only by the same person or persons who are entitled to exercise the related Option. Stock Appreciation Rights shall entitle the Participant to surrender the related Option, or any portion thereof, and to receive from the Corporation in exchange therefor that number of shares of Stock having an aggregate Fair Market Value equal to the excess of the Fair Market Value of one share of Stock on such date of exercise over the Option Price per share, multiplied by the number of shares covered by the Option, or portion thereof, which is surrendered. Cash shall be paid in lieu of any fractional shares. The Committee shall have the authority, in its discretion, to determine that the obligation of the Corporation shall be paid in cash or part in cash and part in shares. The date of exercise of Stock Appreciation Rights shall be determined under procedures established by the Committee, and payment under this Section


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         3.2(D) shall be made by the Corporation as soon as practicable after the date of exercise. To the extent that an Option as to which Stock Appreciation Rights have been granted in conjunction therewith is exercised, the Stock Appreciation Rights shall be canceled.

                  (5) No Option or Stock Appreciation Rights shall be transferable by a Participant other than by will, or if a Participant dies intestate, by the laws of descent and distribution of the state of domicile of the Participant at the time of death, and all Options and Stock Appreciation Rights shall be exercisable during the lifetime of a Participant only by the Participant.

                  (6) Unless otherwise determined by the Committee and set forth in the Award Agreement referred to in Section 2.5 or an amendment thereto, following the Termination of a Participant for any reason, such Participant must exercise any outstanding Option within one year from the date of Termination.

         Section 3.3 Reload Options. Concurrently with the award of any Option under this Plan or pursuant to an amendment of any outstanding stock option (such option is hereinafter referred to as the "Underlying Option"), to any Participant in the Plan, the Committee may grant a reload option (the "Reload Option") to such Participant pursuant to which the Participant shall be entitled to purchase a number of shares of Stock as specified below. A Reload Option shall be exercisable for a number of shares of Stock equal to (i) the number of shares delivered by the Participant to the Corporation to exercise the Underlying Option pursuant to Section 3.2(B)(ii), (iii) or (v); and (ii) to the extent authorized by the Committee, the number of shares used to satisfy any tax withholding requirement incident to the exercise of the Underlying Option, subject to the availability of shares of Stock under the Plan at the time of such exercise. The grant of a Reload Option shall become effective upon the exercise of an Underlying Option by delivering to the Corporation shares held by the Participant pursuant to Section 3.2(B)(ii), (iii) or (v). Reload Options are not intended to qualify as "Incentive Stock Options" under Section 422 of the Code.

         Each Award Agreement in connection with an Option granted under the Plan shall state whether the Committee has authorized Reload Options with respect to the Underlying Option covered by such agreement. Upon the exercise of an Underlying Option, the Reload Option will be evidenced by an amendment to the stock option agreement governing the Underlying Option.

         The option price per share for a Reload Option shall be the Fair Market Value per share of the Stock on the date the grant of the Reload Option becomes effective.

         Each Reload Option shall be fully exercisable subject to such limitations on exercisability, if any, as may be imposed by the Committee in its discretion at the time of the grant of the Underlying Option. The term of each Reload Option shall be equal to the remaining option term of the Underlying Option.

         No Reload Option shall be granted to a Participant when Options are exercised by such Participant (or by such Participant's estate or personal representative) pursuant to the terms of the Plan following the Participant's Termination.

         Except as otherwise provided in this Section 3.3, the provisions of
Article 3 of the Plan applicable to Options shall apply equally to Reload
Options.


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         Section 3.4    Limited Stock Appreciation Rights. Limited Stock
Appreciation Rights may be granted in connection with all or part of (i) an Incentive Stock Option granted under this Plan at the time of the grant of such Option; or (ii) a Non-Qualified Stock Option, at the time such Option is granted or at any time thereafter during the term of such Option.

         Limited Stock Appreciation Rights shall entitle the holder of an Option in connection with which such Limited Stock Appreciation Rights are granted, upon exercise of the Limited Stock Appreciation Rights, to surrender the Option, or any applicable portion thereof, and any related Stock Appreciation Rights, to the extent unexercised, and to receive an amount of cash determined pursuant to this Section 3.4. Such Option, and any related Stock Appreciation Rights, shall, to the extent so surrendered, thereupon cease to be exercisable.

         Limited Stock Appreciation Rights shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent with the Plan as shall from time to time be approved by the Committee.

                  (1) Limited Stock Appreciation Rights shall be exercisable, subject to Section 3.4(B), during any one or more of the following periods:

                           (i) for a period of 60 days beginning on the date on which shares of Stock are first purchased pursuant to a tender offer or exchange offer (other than such an offer by the Corporation), whether or not such offer is approved or opposed by the Corporation and regardless of the number of shares of Stock purchased pursuant to such offer;

                           (ii) for a period of 60 days beginning on the date the Corporation acquires knowledge that any person or group deemed a person under Section 13(d)(3) of the Exchange Act (other than any director of the Corporation on November 1, 1989, any Affiliate or Associate of any such director (with such terms having the respective meanings set forth in Rule 12b-2 under the Exchange Act as in effect on November 1,
                  1989), any member of the family of any such director, any trust (including the trustees thereof) established by or for the benefit of any such persons, or any charitable foundation, whether a trust or a corporation (including the trustees and directors thereof) established by or for the benefit of any such persons), in a transaction or series of transactions shall become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange
                  Act), of securities of the Corporation entitling the person or group to 10% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of the Corporation would be entitled if the election of Directors were an election held on such date;

                           (iii) for a period of 60 days beginning on the date of filing under the Exchange Act of a Statement on
                  Schedule 13D, or any amendment thereto, by any person or group deemed a person under Section 13(d)(3) of the Exchange Act, disclosing an intention or possible intention to acquire or change control of the Corporation;

                           (iv) for a period of 60 days beginning on the date, during any period of two consecutive years, when individuals who at the beginning of such period constitute the Board of the Corporation cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the shareholders of the Corporation, of each new Director was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period; and

                           (v) for a period of 60 days beginning on the date of approval by the shareholders of the Corporation of an agreement (a "reorganization agreement") providing for (a) the merger or consolidation of the Corporation with another corporation where the shareholders of the Corporation, immediately prior to the merger or consolidation, do not or will not beneficially own, immediately after the merger or consolidation, shares of the corporation issuing cash or securities in the merger or consolidation entitling such shareholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of such corporation would be entitled in the election of Directors or where the members of the Board of the Corporation, immediately prior to the merger or consolidation, do not or will not, immediately after the merger or consolidation, constitute a majority of the Board of the corporation issuing cash or securities in the merger or consolidation or (b) the sale or other disposition of all or substantially all the assets of the Corporation.

                  (2) Limited Stock Appreciation Rights shall in no event be exercisable unless and until the holder of the Limited Stock Appreciation Rights shall have completed at least six months of continuous service with the Corporation or a Subsidiary, or both, immediately following the date upon which the Limited Stock Appreciation Rights shall have been granted.

                  (3) Upon exercise of Limited Stock Appreciation Rights, the holder thereof shall be entitled to receive an amount of cash in respect of each share of Stock subject to the related Option equal to the excess of the Fair Market Value of such share over the Option Price of such related Option. For purposes of Section 3.4 with respect to Limited Stock Appreciation Rights, Fair Market Value shall mean the higher of (i) the highest daily closing price of the Corporation's Stock as reported on the New York Stock Exchange or as reported on such national securities exchange on which the Corporation's Stock is then registered, in each case during the 90-day period ending on the date of exercise of the applicable Limited Stock Appreciation Right; or (ii)(a) in the event of a tender offer or exchange offer for Stock the highest price paid for Stock pursuant to any tender offer or exchange offer in effect at any time during the 90 days ending on the date of exercise of the applicable Limited Stock Appreciation Rights;
         (b) in the event of the acquisition by any person or group of beneficial ownership of securities of the Corporation entitling the person or group to 10% or more of all votes to which all shareholders of the Corporation would be entitled in the election of Directors or in the event of the filing of a Statement on Schedule 13D, or any amendment thereto, disclosing an intention or possible intention by any person or group to acquire control of the Corporation, the highest price per share paid for Stock shown on the Statement on Schedule 13D, or any amendment thereto, filed by the person or group becoming a 10% beneficial owner or disclosing an intention or possible intention to acquire control of the Corporation; or (c) in the event of approval by shareholders of the Corporation of a reorganization agreement, the fixed or formula price specified in the reorganization agreement if such price is determinable as of the date of exercise of the Limited Stock Appreciation Rights. Any securities or property which are part or all of the consideration paid for Stock in a tender offer or exchange offer or under an approved reorganization agreement shall be valued at the higher of (x) the valuation placed on such securities or property by the person making the tender offer or exchange offer or by the corporation other than the Corporation issuing securities or property in the merger or consolidation or to whom the Corporation is selling or otherwise disposing of all or substantially all the assets of the Corporation or
         (y) the valuation placed on such securities or property by the Committee.

                  (4) To the extent that Limited Stock Appreciation Rights shall be exercised, the Option in connection with which such Limited Stock Appreciation Rights shall have been granted shall be deemed to have been exercised and any related Stock Appreciation Rights shall be canceled. To the extent that the Option in connection with which Limited Stock Appreciation Rights shall have been granted or any related Stock Appreciation Rights shall be exercised, the Limited Stock Appreciation Rights granted in connection with such Option shall be canceled.

                                   ARTICLE 4
                               PERFORMANCE UNITS

        Section 4.1 Performance Period and Objectives. The Committee shall determine a performance period (the "Performance Period") of one or more years and shall determine the performance objectives for grants of Performance Units. Performance objectives may vary from Participant to Participant and shall be based upon such performance criteria or combination of factors as the Committee may deem appropriate, including, but not limited to, minimum earnings per share, return on equity or performance by a subsidiary or division of the Corporation or any of its Subsidiaries. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Units for which different Performance Periods are prescribed.

         Section 4.2 Eligibility. At the beginning of a Performance Period, the Committee shall determine for each Participant or group of Participants eligible for Performance Units with respect to that Performance Period the range of dollar values, if any, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to a Participant as an Award if the relevant measure of Corporation performance for the Performance Period is met.

         Section 4.3 Significant Event. If during the course of a Performance Period there shall occur a significant event or events (a "Significant Event") as determined by the Committee, including, but not limited to, a reorganization of the Corporation, which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective.

         Section 4.4 Termination. If an Eligible Individual terminates service with the Corporation or any of its Subsidiaries during a Performance Period because of death, Participant Disability, retirement on or after age 62, or at an earlier age with the consent of the Corporation, or a Significant Event, as determined by the Committee, that Eligible Individual shall be entitled to payment in settlement of each Performance Unit for which the Performance Period was prescribed (i) based upon the performance objectives satisfied at the end of such period; and (ii) prorated for the portion of the Performance Period during which the Eligible Individual was employed or retained by the Corporation or any of its Subsidiaries; provided, however, the Committee may provide for an earlier payment in settlement of such Performance Unit in such amount or amounts and under such terms and conditions as the Committee deems appropriate or desirable with the consent of the Eligible Individual. If an Eligible Individual terminates service with the Corporation or any of its Subsidiaries during a Performance Period for any other reason, such Eligible Individual shall not be entitled to any payment with respect to that Performance Period unless the Committee shall otherwise determine.

         Section 4.5 Award. Each Performance Unit shall be paid in cash either as a lump sum payment or in annual installments, as the Committee shall determine, at the time of grant of the Performance Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period.

                                   ARTICLE 5
                               RESTRICTED STOCK

         Section 5.1 Award. Restricted Stock may be received by an Eligible Individual either as an Award or as the result of an exercise of an Option or Stock Appreciation Right, when such award has not vested. Restricted Stock shall be subject to a restriction period (after which restrictions shall lapse) which shall mean a period commencing on the date the Award is granted and ending on such date or upon the achievement of such performance or other criteria as the Committee shall determine (the "Restriction Period"). The Committee may provide for the lapse of restrictions in installments where deemed appropriate.

         Section 5.2    Restriction Period. Except as otherwise provided in this
Article 5, no shares of Restricted Stock received by an Eligible Individual shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period; provided, however, that the Restriction Period for any recipient of Restricted Stock shall expire and all restrictions on shares of Restricted Stock shall lapse upon death, Disability, retirement on or after age 62 or an earlier age with the consent of the Corporation, or upon a Significant Event, as determined by the Committee.

         Section 5.3 Termination. Except as otherwise provided in Section 5.2 above, if an Eligible Individual terminates employment or service with the Corporation or any of its Subsidiaries for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall, unless the Committee otherwise determines, be forfeited by the recipient and shall be reacquired by the Corporation, and in the case of Restricted Stock purchased through the exercise of an Option, the Corporation shall refund the purchase price paid on the exercise of the Option. Upon such forfeiture, such forfeited shares of Restricted Stock shall again become available for award under the Plan.

         Section 5.4 Restricted Stock Certificates. The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Restricted Stock delivered under the Plan be held in custody by a bank or other institution, or that the Corporation may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any receipt of Restricted Stock, that the recipient shall have delivered a stock power endorsed in blank relating to the Restricted Stock.

         Section 5.5 Exchange of Shares. Nothing in this Article 5 shall preclude a recipient of Restricted Stock from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of Stock that are similarly restricted.

                                   ARTICLE 6
                                 PHANTOM STOCK

         Section 6.1 Award. The Committee shall have authority, in its discretion, to grant deferred compensation to an Eligible Individual by the award of Phantom Stock, the value of which is related to the value of the Stock of the Company.

         Section 6.2 Value. An Award of Phantom Stock shall entitle the Participant to receive from the Corporation cash and/or shares of Stock having an aggregate fair market value equal to the Fair Market Value of a share of Stock on such date, or upon the occurrence of one or more events, as may be specified in the Award Agreement for any Phantom Stock.

         Section 6.3 Termination. If the Participant is Terminated for any reason prior to the vesting of the Phantom Stock Award, the Participant's rights with respect to the Phantom Stock will terminate and be forfeited, and neither the Participant nor his or her heirs, personal representatives, successors or assigns shall have any future rights with respect to any such Phantom Stock.

                                   ARTICLE 7
                        CERTIFICATES FOR AWARDS OF STOCK

         Section 7.1 Stock Certificates. Subject to Section 5.4 and except as otherwise provided in this Section 7.1, each Participant entitled to receive shares of Stock under the Plan shall be issued a certificate for such shares. Such certificate shall be registered in the name of the Eligible Individual and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such shares and shall be subject to appropriate stop-transfer orders. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange. If the issuance of shares under the Plan is effected on a non-certificated basis, the issuance of shares to a Participant shall be reflected by crediting (by means of a book entry) the applicable number of shares of Stock to an account maintained by the Corporation in the name of such Participant, which account may be an account maintained by the Corporation for such Participant under any dividend reinvestment program offered by the Corporation.

         Section 7.2 Compliance with Laws and Regulations. The Corporation shall not be required to issue or deliver any certificates for shares of Stock, or to effect the issuance of any non-certificated shares as provided in Section 7.1, prior to (i) the listing of such shares on any stock exchange or quotation system on which the Stock may then be listed; and (ii) the completion of any registration or qualification of such shares under any Federal or state law, or any ruling or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable.

         Section 7.3 Restrictions. All certificates for shares of Stock delivered under the Plan (and all non-certificated shares credited to a Participant's account as provided in Section 7.1) shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Stock is then listed and any applicable Federal or state securities laws; and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 7.3 shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, or if and so long as the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

         Section 7.4 Rights of Stockholders. Except for the restrictions on Restricted Stock under Article 5, each Participant who receives an award of Stock shall have all of the rights of a stockholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. No Eligible Individual awarded an Option, a Stock Appreciation Right, a Limited Stock Appreciation Right or Phantom Stock shall have any right as a stockholder with respect to any shares subject to such Award prior to the date of issuance to him or her of a certificate or certificates for such shares, or if applicable, the crediting of non-certificated shares to an account maintained by the Corporation in the name of such Eligible Individual.

                                   ARTICLE 8
                                 MISCELLANEOUS

         Section 8.1 Effect of the Plan on the Rights of Employees and Employer. Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan shall be deemed to give any Eligible Individual any right to be granted an Award under the Plan and nothing in the Plan, in any Award granted under the Plan or in any Award Agreement shall confer any right to any Participant to continue in the employment of the Corporation or any Subsidiary or to continue to be retained to provide services to the Corporation or any Subsidiary as a non-employee director, consultant or independent contractor or interfere in any way with the rights of the Corporation or any Subsidiary to terminate a Participant at any time.

         Section 8.2 Amendment. The right to alter and amend the Plan at any time and from time to time and the right to revoke or terminate the Plan or to suspend the granting of Awards pursuant to the Plan are hereby specifically reserved to the Board; provided always that no such revocation, termination, alteration or suspension of any Award shall terminate any outstanding Award theretofore granted under the Plan, unless there is a liquidation or a dissolution of the Corporation; and provided further that no such alteration or amendment of the Plan shall, without prior stockholder approval (i) increase the total number of shares which may be issued or delivered under the Plan;
(ii) make any changes in the class of Eligible Individuals; (iii) extend the period set forth in the Plan during which Awards may be granted; or (iv) or make any changes that require shareholder approval under the rules and regulations of any securities exchange or market on which the Common Stock is traded. No alteration, amendment, revocation or termination of the Plan or suspension of any Award shall, without the written consent of the holder of an Award theretofore granted under the Plan, adversely affect the rights of such holder with respect to such Award.

         Section 8.3 Effective Date and Duration of Plan. The effective date and date of adoption of the Plan shall be November 17, 2003 (the "Effective Date"), the date of adoption of the Plan by the Board, provided that such adoption of the Plan by the Board is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Stock at a meeting of such holders duly called, convened and held within one year of the Effective Date. No Award granted under the Plan prior to such shareholder approval may be exercised until after such approval. No Award may be granted under the Plan subsequent to November 17, 2013.

         Section 8.4 Unfunded Status of Plan. The Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund nor to make any other segregation of assets to assume the payment of any benefits under the Plan. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Corporation; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Corporation's obligations under the Plan to deliver cash, shares or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines.

         Section 8.5 Employee Status. For purposes of determining questions of termination and exercise of an Option or Stock Appreciation Right after a Participant's Termination, a leave of absence for military or government service, illness, temporary disability or other reasons approved by a duly authorized officer of the Company shall not be treated as Termination or interruption of employment or engagement; provided, however, that, with respect to an Incentive Stock Option, if such leave of absence exceeds 90 days, such Option shall be deemed a Non-Qualified Stock Option unless the Eligible Individual's right to reemployment with the Company or a Subsidiary following such leave of absence is guaranteed by statute or by contract; provided, however, that no Award may be granted to an employee while he or she is absent on leave.

         Section 8.6 Tax Withholding. Whenever the Corporation proposes or is required to distribute Stock under the Plan, the Corporation may require the recipient to remit to the Corporation an amount sufficient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, the Corporation may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements.

         Section 8.7 Benefits. Amounts received under the Plan are not to be taken into account for purposes of computing benefits under other plans unless the Corporation determines to do so.

         Section 8.8 Successors and Assigns. The terms of the Plan shall be binding upon the Corporation and its successors and assigns.

         Section 8.9 Headings. Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

         Section 8.10 Federal and State Laws, Rules and Regulations. The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules and regulations and to such approval by any government or regulatory agency as may be required.